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                                                                    EXHIBIT 32.2

                    CERTIFICATION OF CHIEF FINANCIAL OFFICER

            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
                            (18 U.S.C. SECTION 1350)

      I, Eric P. Graap, as Senior Vice President and Chief Financial Officer of Fauquier Bankshares, Inc., certify that, to the best of my knowledge and belief, the Quarterly Report on Form 10-Q for the period ended June 30, 2004, which accompanies this certification fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of Fauquier Bankshares, Inc. at the dates and for the periods indicated. The foregoing certification is made pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350) and shall not be relied upon for any other purpose. The undersigned expressly disclaims any obligation to update the foregoing certification except as required by law.

Dated: August 13, 2004                 /s/ Eric P. Graap
                                       ------------------------
                                       Eric P. Graap
                                       Senior Vice President and Chief Financial
                                       Officer